SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                                    FORM 8-K
                            Filed on December 8, 1997

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event December 8, 1997



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)




                                     Canada
                                 (State or other
                                  jurisdiction
                               of incorporation or
                                  organization)

        33-93722                                      Not applicable
    (Commission File                                 (I.R.S. Employer
        Number)                                     Identification No.)


   17304 Preston Road
        Suite 200
       Dallas, TX                                       75252
  (Address of principal                               (Zip code)
   executive offices)



 Registrant's telephone number, including area code: (972)713-3000

     Denbury Resources Inc. filed an 8-K on December 8, 1997 to report the agreement to acquire oil and gas properties from Chevron U.S.A. Inc. (the
"Chevron Acquisition"). Audited statements of revenues and direct operating expenses attributable to the Chevron Acquisition and pro forma results of operations of Denbury Resources Inc. adjusted for this acquisition were not available at that time and are filed herewith.

 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Audited statements of revenues and direct operating expenses attributable to the Chevron Acquisition for the years ending December 31, 1995 and December 31, 1996 and the nine months ended September 30, 1997.

     (b) Pro forma results of operations of Denbury Resources Inc. for the year ended December 31, 1996 and nine months ended September 30, 1997 as if the acquisition had occurred at the beginning of each respective period and a pro forma balance sheet as of September 30, 1997.


     (c)  Exhibits:

               Exhibit No.

                  (23)   Consent of Price Waterhouse LLP

                                   Item 7 (a)
                              Statement of Revenues
                          and Direct Operating Expenses
                              of Chevron Properties

                        REPORT OF INDEPENDENT ACCOUNTANTS



 To the Board of Directors
 of Denbury Resources Inc.


     We have audited the accompanying statement of revenues and direct operating expenses of Chevron U.S.A. Inc.'s working interest in the Heidelberg Fields (the "Properties") acquired by Denbury Resources Inc. (the "Company") for each of the two years in the period ended December 31, 1996 and for the nine months ended September 30, 1997. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and direct operating expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-3 of Denbury Resources Inc.) as described in Note 1 and is not intended to be a complete presentation of the Properties' revenues and expenses.

     In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Properties described in Note 1 for each of the two years in the period ended December 31, 1996 and for the nine months ended September 30, 1997, in conformity with generally accepted accounting principles.


 /s/  Price Waterhouse LLP

 San Francisco, California
 December 19, 1997

        Statement of Revenues and Direct Operating Expenses of Properties





                                                               Nine Months
                                             Year Ended          Ended
                                            December 31,      September 30,
                                        -------------------
                                          1995       1996         1997
                                        -------   ---------     --------
                                             (Amounts in thousands)
 Revenues:
    Oil, natural gas and related
    product sales.....................   $17,460   $ 23,662      $14,034

 Direct operating expenses:
    Lease operating expense...........     5,825      6,650        5,237
                                         -------   ---------     --------

 Excess of revenues over direct
 operating expense....................   $11,635   $ 17,012      $ 8,797
                                         =======   =========     ========



        The accompanying notes are an integral part of these statements.

                       NOTES TO STATEMENT OF REVENUES AND
                     DIRECT OPERATING EXPENSES OF PROPERTIES


 1.   Basis of Presentation

     Denbury Resources Inc. (the "Company") agreed on November 25, 1997 to acquire Chevron U.S.A. Inc.'s working interest in the Heidelberg Fields for approximately $202 million. The Properties are located in the state of Mississippi. The acquisition closed on December 30, 1997. These acquired Properties will be consolidated in the Company's financial statements effective January 1, 1998. Other owners of working interests in the Properties covered by the acquisition agreement have the preferential right to acquire the Properties, which if exercised could reduce the interest acquired by the Company.

     Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented, as such information is neither readily available on an individual property basis nor meaningful for the Properties acquired because the entire acquisition cost is being assigned to oil and natural gas properties. Accordingly, the statement of revenues and direct operating expenses is presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

     The accompanying statement of revenues and direct operating expenses (the "Statement") relates only to the working interest in the Properties acquired and may not be representative of future operations. The Statement includes revenues from natural gas sales and direct operating expenses for each of the periods presented. The Statement does not include federal and state income taxes, interest, depletion, depreciation and amortization or general and administrative expenses because such amounts would not be indicative of those expenses which would be incurred by the Company.

     Revenues in the Statement are recognized on the entitlement method.

     The accompanying Statement has been prepared on the accrual basis in accordance with generally accepted accounting principles. Preparation of the Statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Statement and accompanying notes. Actual results could differ from those estimates.

 2.   Commitments and Contingencies

     Chevron U.S.A. Inc. is a defendant in numerous lawsuits, including, along with other oil companies, actions challenging oil royalty and severance tax payments based on posted prices. Plaintiffs may seek to recover large and sometimes unspecified amounts, and some matters may remain unresolved for several years. The amount of such future cost is indeterminable. Such liability for events occurring prior to the effective date of the acquisition shall be retained by Chevron U.S.A. Inc. and Chevron U.S.A. Inc. has indemnified the Company for any costs incurred by it in conjunction with these suits.

     Given the nature of the Properties acquired and as stipulated in the purchase agreement, the Company is subject to loss contingencies, if any, pursuant to existing or expected environmental laws, regulations, and leases covering the acquired Properties. Management does not believe such matters will have a material impact on the Statement.

 3.   Concentration of Customers

     During the year ended December 31, 1996 and the nine months ended September 30, 1997, approximately 67% and 31% of the Properties' production was sold to Hunt Refining Company and Southland Oil Company, respectively. During the year ended December 31, 1995, approximately 88% and 10% of the Properties' production was sold to Amerada Hess Corporation and Hunt Refining Company, respectively. While management believes that its relationships with these purchasers is good, any loss of revenue from these purchasers due to nonpayment or late payment by the purchaser would have an adverse effect on the Statement.

                       NOTES TO STATEMENT OF REVENUES AND
              DIRECT OPERATING EXPENSES OF PROPERTIES -(Continued)


 4.   Oil and Natural Gas Reserves Information (Unaudited)

     The Properties' proved oil and natural gas reserves at December 31, 1997, 1996 and 1995 have been estimated by the Company's petroleum consultants, Netherland & Sewell, in accordance with guidelines established by the Securities and Exchange Commission ("SEC"). The December 31, 1997 reserves have been adjusted by production from the Properties to estimate the September 30, 1997 reserves.

                                                    Oil             Gas
 Estimated Quantities of Proved Reserves          (MBbl)           (MMCF)
                                                ----------       ---------
      January 1, 1995                             31,331.1         3,303.7
              Production.......................    1,321.5           290.6
                                                ----------       ---------
      December 31, 1995........................   30,009.6         3,013.1
              Production.......................    1,252.0           245.1
                                                ----------       ---------
      December 31, 1996........................   28,757.6         2,768.0
              Production.......................      793.6           160.1
                                                ----------       ---------
      September 30, 1997.......................   27,964.0         2,607.9
                                                ==========       =========
 Proved Developed Reserves:
      As of January 1, 1995....................   17,230.8         3,303.7
      As of December 31, 1995..................   15,909.3         3,013.1
      As of December 31, 1996..................   14,657.3         2,768.0
      As of September 30, 1997.................   13,863.7         2,607.9

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Related to Oil and Natural Gas Reserves

     The standardized measure of discounted future net cash flows ("Standardized Measure") relating to oil and natural gas reserves acquired is calculated in accordance with regulations prescribed by the SEC. The Standardized Measure has been prepared assuming year-end selling prices adjusted for future fixed and determinable price changes, year-end development and production costs and a 10% annual discount rate. The reserves and the related Standardized Measure at September 30, 1997 were adjusted for production during the nine-months ended September 30, 1997 and the years ended December 31, 1996 and 1995, and in addition, the Standardized Measure was also adjusted for price changes to derive reserves and the Standardized Measure as of September 30, 1997, December 31, 1996 and December 31, 1995. The Standardized Measure is not a fair market value of the mineral interests purchased and the Standardized Measure presented for the proved oil and natural gas reserves does not purport to present the fair market value of the oil and natural gas properties. An estimate of such value should consider, among other factors, anticipated future prices of oil and natural gas, the probability of recoveries of existing proved reserves, the value of probable reserves and acreage prospects, and perhaps different discount rates. It should be noted that estimates of reserve quantities are inherently imprecise and subject to substantial revision.


                                                   December 31,
                                               ------------------  September 30,
                                                 1995      1996         1997
                                               ---------  -------    ----------
                                                      (Amounts in thousands)
 Future cash inflows.........................  $470,689   $613,780   $ 426,489
 Future production and development costs...... (201,520)  (204,876)   (189,243)
                                               ---------  ---------  ----------

 Future net cash flows undiscounted...........  269,169    408,904     237,246
 10% annual discount for estimated timing of
 cash flows................................... (142,503)  (203,206)   (113,931)
                                               ---------  ---------  ----------

 Standardized measure of discounted future net
 cash flows................................... $126,666   $205,698   $ 123,315
                                               =========  =========  ==========

                       NOTES TO STATEMENT OF REVENUES AND
              DIRECT OPERATING EXPENSES OF PROPERTIES -(Continued)




     The following are principal sources of changes in the standardized measure of discounted future net cash flows:

                                                                   Nine Months
                                                    Year Ended         Ended
                                                   December 31,    September 30,
                                                -----------------
                                                  1995      1996        1997
                                                -------   -------   -----------
                                                       (Amounts in thousands)
Standardized measure of discounted future net
cash flows at beginning of period............. $  97,753  $126,666    $ 205,698

Changes resulting from:
      Net change in prices ..................     30,772    83,377      (89,014)
      Sales of oil and natural gas produced .    (11,635)  (17,012)      (8,797)
      Accretion of discount .................      9,776    12,667       15,428
                                                --------- ---------   ----------
Standardized measure of discounted future net
cash flows at end of period..................  $ 126,666  $205,698    $ 123,315
                                               ========= =========   ==========

                                    Item 7(b)
                        Unaudited Pro Forma Consolidated
                            Statements of Income and
                                  Balance Sheet

                             DENBURY RESOURCES INC.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated statements of income for the year ended December 31, 1996 and the nine months ended September 30, 1997 and the unaudited pro forma consolidated balance sheet as of September 30, 1997 (collectively, the "Pro Forma Financial Statements") are based on the historical consolidated financial statements of the Company and the historical financial statements of the properties acquired by the Company ("Chevron Properties") in the Chevron Acquisition which closed on December 30, 1997.

     The Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1996 gives effect to the Chevron Acquisition as if it had occurred as of January 1, 1996, and the Unaudited Pro Forma Consolidated Statement of Income for the nine months ended September 30, 1997 gives effect to the Chevron Acquisition as if it had occurred as of January 1, 1997. The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the Chevron Acquisition as if it had occurred as of September 30, 1997. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

     The Pro Forma Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the Chevron Acquisition in fact occurred on such dates or to project the Company's results of operations or financial condition for any future date or period. The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company and the historical statements of revenues and direct operating expenses of the Chevron Properties.

                     DENBURY RESOURCES INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                               Nine Months Ended September 30, 1997
                             ----------------------------------------
                                 Historical
                             -----------------
                                                   Chevron
                            Company    Chevron   Acquisition   Pro
                           Historical Properties Adjustments  Forma
                             --------  -------   ---------   --------
                             (in thousands, except per share amounts)
Revenues:
    Oil, natural gas and
      related product sales.. $60,083  $14,034   $   -       $ 74,117
    Interest and other.......     986      -         -            986
                             --------   -------  ---------   --------
         Total revenues......  61,069   14,034       -         75,103
                             --------   -------  ---------   --------
 Expenses:
    Production...............  15,737    5,237        -        20,974
    General and
      administrative.........   4,535     -            514 (b)  5,049
    Interest.................     387     -         10,289 (c) 10,676
    Depletion and
      depreciation...........  23,224     -          3,942 (d) 27,166
    Franchise taxes..........     308     -           -           308
                             --------  -------   ---------   --------
             Total expenses..  44,191    5,237      14,745     64,173
                             --------  -------   ---------   --------

 Income before income taxes..  16,878    8,797     (14,745)    10,930
 Provision for income taxes..  (6,245)  (3,255)(a)   5,456(a)  (4,044)
                             --------  --------  ---------   --------

 Net income.................. $10,633  $ 5,542   $  (9,289)  $  6,886
                             ========  ========  =========   ========

 Net income per common share
    Primary.................. $    0.53                     $    0.34
    Fully diluted............      0.50                          0.33

 Average common shares
     outstanding.............    20,175                        20,175


       See Notes to Unaudited Pro Forma Consolidated Financial Information

                     DENBURY RESOURCES INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                                   Year Ended December 31, 1996
                             ----------------------------------------
                                 Historical
                             -----------------
                                                   Chevron
                            Company    Chevron   Acquisition   Pro
                           Historical Properties Adjustments  Forma
                             --------  -------   ---------   --------
                             (in thousands, except per share amounts)
Revenues:
    Oil, natural gas and
      related product Sales.. $52,880  $23,662          -   $  76,542
    Interest and other.......     769        -          -         769
                             -------- --------  ---------   ---------
             Total revenues..  53,649   23,662                 77,311
                             -------- --------  ---------   ---------

 Expenses:
    Production...............  13,495    6,650          -      20,145
    General and
      administrative.........   4,267        -        687 (b)   4,954
    Interest.................   1,993        -     15,716 (c)  17,709

    Imputed preferred           1,281        -          -       1,281
 dividend....................
    Loss on early                 440        -          -         440
 extinguishment of debt......
    Depletion and
        depreciation.........  17,904        -      6,697 (d)  24,601
    Franchise taxes..........     213        -          -         213
                             -------- --------  ---------   ---------
             Total expenses..  39,593    6,650     23,100      69,343
                             -------- --------  ---------   ---------

 Income before income taxes..  14,056   17,012    (23,100)      7,968
 Provision for income taxes .  (5,312)  (6,294)(a)  8,547(a)   (3,059)

                             -------- --------  ---------   ---------
 Net income.................. $ 8,744  $10,718  $ (14,553)  $   4,909
                             ======== ========  =========   =========

 Net income per common share
    Primary.................. $  0.67                      $     0.37
    Fully diluted............    0.62                            0.37

 Average common shares
    outstanding..............  13,104                          13,104


       See Notes to Unaudited Pro Forma Consolidated Financial Information

                     DENBURY RESOURCES INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                                      As of September 30, 1997
                                 ---------------------------------
                                             Chevron
                                  Company   Acquisition   Pro
                                 Historical Adjustments  Forma
                                 ---------  ----------   ---------
                                (in thousands, except share amounts)

 Assets:
 Current assets
   Cash and cash equivalents..... $  2,236   $       -    $  2,236

   Accrued production receivable     7,097           -       7,097
   Trade and other receivables...   14,507           -      14,507
                                 ---------  ----------   ---------
      Total current assets.......   23,840           -      23,840
                                 ---------  ----------   ---------
 Property and equipment (using
 full cost accounting)
   Oil and gas properties........  230,521     127,000 (e) 357,521
   Unevaluated oil and gas
      properties.................    6,389      75,000 (e)  81,389
   Less accumulated depreciation
   and depletion.................  (53,527)          -     (53,527)
                                            ----------   ---------
      Net property and equipment.  183,383     202,000     385,383
                                 ---------  ----------   ---------
 Other assets....................    3,201           -       3,201
                                 ---------  ----------   ---------

         Total assets............ $210,424   $ 202,000    $412,424
                                 =========  ==========   =========
 Liabilities and Shareholders'Equity:
 Current liabilities
  Accounts payable and accrued
  liabilities.................... $ 16,858   $       -    $ 16,858

  Oil and gas production payable.    4,060           -       4,060
  Current portion of long-term
      debt.......................       23      47,000 (f)  47,023
                                 ---------- ----------   ---------
         Total current
             liabilities.........   20,941      47,000      67,941
                                 ---------  ----------   ---------
 Long-term liabilities
  Long-term debt.................   20,005     155,000 (g) 175,005
  Provision for site reclamation
      costs......................      938           -         938
   Deferred income taxes and
      other......................   12,982           -      12,982
                                 ---------  ----------   ---------
         Total long-term
             liabilities.........   33,925     155,000     188,925
                                 ---------  ----------   ---------
 Shareholders' equity
   Common  shares, no par value;
   unlimited shares authorized;
   20,364,799 outstanding........  132,744           -     132,744
   Retained earnings.............   22,814           -      22,814
                                 ---------  ----------   ---------
         Total shareholders'
            equity...............  155,558           -     155,558
                                 ---------  ----------   ---------
            Total liabilities and
                shareholders'
                    equity....... $210,424   $ 202,000    $412,424
                                 =========  ==========   =========

       See Notes to Unaudited Pro Forma Consolidated Financial Information

                     DENBURY RESOURCES INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

 1.   Pro Forma Adjustments

     (a) Income taxes were computed using the federal statutory rate of 35% plus a 2% provision for state income taxes.

     (b)  Reflects  an  increase of  $687,000  and  $514,000  for the year ended
          December 31, 1996 and the nine months ended September 30, 1997, respectively, in general and administrative expense for additional personnel and associated costs relating to the properties acquired in the Chevron Acquisition, net of anticipated allocations to operations and capitalization of exploration costs.

     (c) Reflects an increase in interest expense for the period presented to reflect the $202 million of borrowing under the Credit Facility (at an assumed annual interest rate of 7.8% and 6.8% for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively) that would have been required to fund the Chevron Acquisition had it occurred as of the beginning of each respective period.

     (d) Depreciation, depletion and amortization ("DD&A") and site reclamation expenses have been computed using the unit of production method and reflects the Company's increased investment in oil and natural gas properties, which investment excludes $75 million of the Chevron Acquisition purchase price as the Company intends to classify this amount as unevaluated properties at December 31, 1997. The December 31, 1997 estimated proved reserves prepared by Netherland & Sewell were used in the DD&A computation for the Chevron Acquisition.

     (e) Reflects the purchase price paid in the Chevron Acquisition of which the Company intends to classify $75 million as unevaluated properties.

     (f)  Reflects the incurrence of indebtedness under the acquisition  tranche
          of  the  Credit   Facility   to  finance  a  portion  of  the  Chevron
          Acquisition.

     (g) Reflects the incurrence of indebtedness under the revolving portion of the Credit Facility to finance a portion of the Chevron Acquisition.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned thereunto duly authorized.


                                                   Denbury Resources Inc.
                                                      (Registrant)



 DATE: January 20, 1998                  By:     /s/  Bobby J. Bishop
                                            ------------------------------------
                                                       Bobby J. Bishop
                                                   Chief Accounting Officer